Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of July 1 2026, between AIB Data Centers Inc. (the “Company”) and Jolienne Halisky (“Executive,” together with the Company, the “Parties” and, each, a “Party”).

WHEREAS, the Company desires to employ Executive, and Executive desires to accept such employment, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Employment; Title; Duties and Location. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein. During the Employment Period (as defined herein), Executive shall serve the Company as Chief Financial Officer and shall report exclusively and directly to the Chief Executive Officer. Executive shall perform the duties consistent with Executive’s title and position and such other duties commensurate with such position and title as shall be specified or designated by the Company from time to time. The principal place of performance by Executive of Executive’s duties hereunder shall be her home in Canada, although Executive may be required to reasonably travel outside of such area in connection with the performance of Executive’s duties.

2. Term. Executive’s employment hereunder shall commence as of the date hereof (the “Commencement Date”) and continue until terminated pursuant to the terms of this Agreement (the “Employment Period”).

3. Compensation. During the Employment Period only (unless otherwise expressly provided for herein), Executive shall be entitled to the following compensation and benefits.

3.1 Salary. Executive shall receive a base salary (the “Base Salary”) payable in substantially equal monthly installments in accordance with the Company’s normal payroll practices and procedures in effect from time to time and subject to applicable withholdings and deductions. Executive’s starting Base Salary shall be at the annual rate of $225,000 USD.

3.2 Discretionary Bonus. Executive shall be eligible to receive a discretionary performance-based bonus (a “Discretionary Bonus”) with respect to each fiscal year of the Company (a “Fiscal Year”) based on the terms and conditions hereof. Any Discretionary Bonus for the Fiscal Year in which the Commencement Date occurs (the “First Fiscal Year”) will be prorated based on the number of days during the First Fiscal Year Executive was employed by the Company. A Discretionary Bonus, if any, will be determined and paid at the sole and complete discretion of the Company and may be based on a variety of factors, including, but not limited to, Executive’s individual performance and the overall performance of the Company. To be eligible for a Discretionary Bonus, at the time such Bonus is paid, Executive must be employed by the Company and not given or been given notice of termination of employment. Any Discretionary Bonus for a given Fiscal Year shall be paid within ninety (90) days after the end of such Fiscal Year.

3.3 Equity Incentive Plan Participation. Executive will be eligible to participate in the Equity Incentive Plan, in accordance with the terms of the applicable Plan and any applicable grant agreement.

3.4 Benefits. Executive shall be eligible to receive or participate in all employee benefit programs and perquisites established from time to time by the Company on a basis that is no less favorable than such programs and perquisites are provided by the Company to the Company’s other senior executives, subject to the eligibility requirements and other terms of such programs and perquisites, and subject to the Company’s right to amend, terminate or take other action with respect to any such programs and perquisites.

3.5 Vacation and Other Paid Time Off. Executive shall be entitled to four (4) weeks of paid vacation, as well as five (5) paid sick days and any other paid time off, each year in accordance with then current Company policy or applicable law.

3.6 Required Taxes and Withholdings. The Company shall withhold from any payments made to Executive (including, without limitation, those made under this Agreement) all taxes and withholdings as shall be required pursuant to any law or governmental regulation or ruling.

3.7 Clawback. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to any clawback policy adopted by the Company from time to time. Further, any such compensation that is subject to recovery under any law, government regulation, or stock exchange listing requirement, shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement). In particular, in the event of a restatement of the financial or operating results of the Company, the Company may recover from the Executive incentive compensation that would not otherwise have been paid to the Executive if the correct performance data had been used to determine the amount payable. The provision is intended to support the Company’s compliance with applicable laws, including incentive-based compensation recovery requirements set forth in Section 10D of the Securities Exchange Act of 1934, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4. Exclusivity and Best Efforts. During the Employment Period, Executive shall (i) in all respects conform to and comply with the lawful directions and instructions given to Executive by the Company; (ii) devote Executive’s entire business time, energy and skill to Executive’s services under this Agreement; (iii) use Executive’s best efforts to promote and serve the interests of the Company and to perform Executive’s duties and obligations hereunder in a diligent, trustworthy, businesslike, efficient and lawful manner; (iv) comply with all applicable laws and regulations, as well as the policies and practices established by the Company from time to time and made applicable to its employees generally or senior executives; (v) not engage in any other business, profession or occupation for compensation or otherwise; and (vi) not engage in any activity that, directly or indirectly, impairs or conflicts with the performance of Executive’s obligations and duties to the Company.

5. Reimbursement for Expenses. Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder in accordance with the Company’s expense reimbursement policies, as the same may be modified by the Company from time to time in its sole and complete discretion (the “Reimbursement Policies”). Subject to the provisions of Section 409A, the Company shall reimburse Executive for all such proper expenses upon presentation by Executive of itemized accounts of such expenditures in accordance with the terms of the Reimbursement Policies.

6. Termination.

6.1 Death. Executive’s employment shall immediately and automatically be terminated upon Executive’s death.

6.2 Disability. The Company may, subject to applicable law, terminate Executive’s employment due to a Disability by providing written notice of such termination and its effective date to Executive. For purposes of this Agreement, “Disability” means a disability that entitles Executive to benefits under the applicable Company long-term disability plan covering Executive and, in the absence of such a plan, that Executive shall have been unable, due to physical or mental incapacity, to substantially perform Executive’s duties and responsibilities hereunder for 120 days out of any 365 day period or for 90 consecutive days. In the event of any question as to the existence, extent or potentiality of Executive’s Disability upon which the Company and Executive cannot agree, such question shall be resolved by a qualified, independent physician mutually agreed to by the Company and Executive, the cost of such examination to be paid by the Company. If the Company and Executive are unable to agree on the selection of such an independent physician, each shall appoint a physician and those two physicians shall select a third physician who shall make the determination of whether Executive has a Disability. The written medical opinion of such physician shall be conclusive and binding upon each of the Parties as to whether a Disability exists and the date when such Disability arose. This section shall be interpreted and applied so as to comply with the provisions of the Americans with Disabilities Act (to the extent applicable) and any applicable laws.

6.3 For Cause by the Company.

(a) For purposes of this Agreement, the term “Cause” means (i) the willful and continual failure by Executive to perform the duties or obligations of Executive’s employment with the Company or to carry out the reasonable and lawful directives of the Board (which directives are consistent with Executive's position); provided such failure remains uncured for a period of thirty (30) days after written notice describing the same is given to Executive; (ii) Executive's indictment for any crime which constitutes a felony or indictment for any crime involving fraud, intentional or reckless dishonesty, misappropriation or embezzlement (other than any such crime involving the Company or any of its affiliates); (iii) any act of fraud, dishonesty, misappropriation or embezzlement involving the Company or any of its affiliates; (iv) use of alcohol or illegal drugs such as to interfere with the performance of Executive's obligations hereunder or a violation of the Company's policy against sexual or other prohibited harassment (v) the indictment of Executive for any crime involving an act of moral turpitude; (vi) any breach by Executive of the provisions of any confidentiality or restrictive covenant agreement between Executive and the Company, or a material breach of this Agreement or any other written agreement between the Company and Executive which remains uncured for a period of thirty (30) days after written notice describing the same is given to Executive; or (vii) any attempt by the Executive to improperly secure any personal profit in connection with the business of the Company or any of its affiliates.

6.4 Resignation by Executive for Good Reason. Executive may resign Executive’s employment hereunder for Good Reason by written notice of such resignation in compliance with the terms of this Section. For the purpose of this Agreement, “Good Reason” means (i) a material and substantial diminution in Executive’s duties, authority, or responsibilities that would be inconsistent with Executive’s position (other than while Executive is temporarily physically or mentally incapacitated, or as required by applicable law), (ii) a material failure by the Company to pay Executive’s compensation as provided for herein; or (iii) other material breach by the Company of a material provision of this Agreement or any other agreement between the Company and Executive; provided, however, that such event shall constitute Good Reason only if (x) Executive has provided the Company with written notice reasonably detailing the event giving rise to Good Reason within thirty (30) days after the initial occurrence thereof or, if later, within thirty (30) days after the date upon which Executive first becomes aware of such event, (y) the Company fails to cure such event within thirty (30) days after delivery to it of such written notice; and (z) Executive actually terminates Executive’s employment for such uncured Good Reason event, on at least ten (10) days’ prior written notice, within thirty (30) days following the expiration of such thirty (30) day period referred to in clause (y) above. Notwithstanding the foregoing, during the Employment Period, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing or alter Executive’s duties hereunder for a period of up to sixty (60) days, and in such event such suspension shall not constitute an event pursuant to which Executive may terminate this Agreement with Good Reason; provided, however, that no such suspension shall alter the Company’s obligations under this Agreement (including, without limitation, its obligations to provide Executive compensation and benefits) during such period of suspension. Executive’s date of termination in the event Executive resigns Executive’s employment for Good Reason shall be the effective date of Executive’s notice of resignation for Good Reason, except that Company may waive all or any part of the above-referenced 10-day notice period or of the 30-day cure period, in which event Executive’s date of termination shall be the last day of such notice or cure period that has not been waived or, if the entire notice or cure period has been waived, the date that Executive provided notice of the event giving rise to Good Reason or of Executive’s resignation for Good Reason.

6.5 Without Cause or Without Good Reason. The Company may terminate Executive’s employment without Cause, at any time, with or without prior notice, in its sole and complete discretion, by providing written notice of such termination and its effective date to Executive. Likewise, Executive may terminate Executive’s employment without Good Reason upon at least sixty (60) days prior written notice to the Company without any liability. Termination of Executive’s employment without Cause by the Company or without Good Reason by Executive shall not include termination of Executive’s employment due to Executive’s death or Disability.

6.6 Resignation from Other Positions. Upon termination of Executive’s employment for any reason, Executive shall, upon request of the Company, immediately be deemed to have resigned from all boards, offices and appointments held by Executive in or on behalf of the Company. In furtherance hereof, upon Executive’s termination of employment, Executive, at the direction of the Board, shall immediately submit to the Company letter(s) of resignation for any such boards, offices and appointments. If Executive fails to tender such letter(s) of resignation, then the governing body or person with respect to such boards, offices and appointments will be empowered to remove Executive from such boards, offices and appointments.

7. Effect of Termination of Employment.

7.1 Generally. In the event Executive’s employment with the Company terminates, Executive shall have no right to receive any compensation, benefits or any other payments or remuneration of any kind from the Company, except as otherwise provided in this Section, in any separate written agreement between Executive and the Company or as may be required by law. In the event Executive’s employment with the Company is terminated for any reason, Executive shall receive the following (collectively, the “Accrued Obligations”): (i) Executive’s Base Salary through and including the effective date of Executive’s termination of employment (the “Termination Date”), which shall be paid on the first regularly scheduled payroll date of the Company following the Termination Date or on or before any earlier date as required by applicable law; (ii) payment of any vested benefit due and owing under any employee benefit plan, policy or program pursuant to the terms of such plan, policy or program; and (iii) payment for unreimbursed business expenses subject to, and in accordance with, the terms above, which payment shall be made within thirty (30) days after Executive submits the applicable supporting documentation to the Company, and in any event no later than on or before the last day of Executive’s taxable year following the year in which the expense was incurred.

7.2 Severance Benefits. In the event that Executive’s employment is terminated by the Company without Cause or by Executive pursuant to Good Reason, in addition to the Accrued Obligations, Executive shall be entitled to receive severance benefits (the “Severance Benefits”), subject to and in accordance with the terms of this Section.

(a) Executive shall receive payment of an amount (the “Severance Pay”) equal to Executive’s Base Salary immediately prior to the Termination Date for a period of six (6) months (the “Severance Period”). The Severance Pay shall be paid in the form of salary continuation, commencing within ninety (90) days following the Termination Date on the first regularly scheduled payroll date of the Company that is processed after the effective date of the Separation Agreement (defined below), except that, if the Separation Agreement may be executed and/or revoked in a calendar year following the calendar year in which the Termination Date occurs, the Severance Pay shall commence on the first regularly scheduled payroll date of the Company in the calendar year in which the consideration or, if applicable, release revocation period ends to the extent necessary to comply with Section 409A.

(b) During the Severance Period, Executive shall be entitled to maintain Company medical benefits, either by remaining a participant in the Company’s medical benefits plan, if permitted by the plan, or by being reimbursed for any COBRA (or Canadian equivalent) premiums incurred by Executive, until the earlier of (i) when Executive is offered substantially equivalent coverage by another employer; or (ii) the last day of the month in which the Severance Period ends.

(c) Provision of the Severance Benefits is conditioned on (i) Executive’s continued compliance in all material respects with Executive’s continuing obligations to the Company, including, without limitation, the terms of this Agreement that survive termination of Executive’s employment with the Company, and (ii) Executive signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form of that provided to Executive by the Company on or about the Termination Date (the “Separation Agreement”). Executive must so execute the Separation Agreement within sixty (60) days following the Termination Date (or such shorter time as may be set forth in the Separation Agreement).

7.3 Change in Control Severance Benefits. In the event that Executive’s employment is terminated by the Company without Cause or by Executive pursuant to Good Reason, in either case within twelve (12) months of a Change in Control (as defined below), in addition to the Accrued Obligations, Executive shall be entitled to receive severance benefits (the “CIC Severance Benefits”), subject to and in accordance with the terms of this Section.

(a) Executive shall receive payment of an amount (the “CIC Severance Pay”) equal to Executive’s Base Salary immediately prior to the Termination Date for a period of twelve (12) months (the “CIC Severance Period”). The CIC Severance Pay shall be paid in the form of salary continuation commencing within ninety (90) days following the Termination Date on the first regularly scheduled payroll date of the Company that is processed after the effective date of the Separation Agreement (defined below), except that, if the Separation Agreement may be executed and/or revoked in a calendar year following the calendar year in which the Termination Date occurs, the CIC Severance Pay shall commence on the first regularly scheduled payroll date of the Company in the calendar year in which the consideration or, if applicable, release revocation period ends to the extent necessary to comply with Section 409A.

(b) During the CIC Severance Period, Executive shall be entitled to maintain Company medical benefits, either by remaining a participant in the Company’s medical benefits plan, if permitted by the plan, or by being reimbursed for any COBRA (or Canadian equivalent) premiums incurred by Executive, until the earlier of (i) when Executive is offered substantially equivalent coverage by another employer; or (ii) the last day of the month in which the CIC Severance Period ends.

(c) Executive shall fully vest, on an accelerated basis, in any outstanding equity as of the Termination Date.

(d) For purposes of this Section, “Change in Control” shall mean (i) the acquisition, by any one person or entity, or more than one person or entity acting as a group, whether by reason of a partial or complete sale, merger, acquisition, consolidation, purchase, or similar business transaction of the Company, of ownership of equity interests of the Company that, together with any equity interests previously held by such person, entity or group, constitutes more than fifty percent (50%) of either (i) the total fair market value or (ii) the total voting power of all of the Company’s issued and outstanding equity interests; or (ii) the acquisition, by any one person or entity, or more than one person or entity acting as a group, of any assets of the Company the value of which equals or exceeds 50% of the total fair market value of the Company; provided, however, no event shall constitute a Change in Control for purposes of this Agreement if it is not a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder so as to constitute a permissible payment event under Section 409A of the Code.

7.4 Termination of References to Current Employment. Beginning on the day following the Termination Date, Executive (i) shall remove any reference to the Company as Executive’s current employer from any social media or other web- or cloud-based source Executive either directly or indirectly controls, including, but not limited to, LinkedIn, Facebook and Twitter, and (ii) will not represent that Executive is currently employed by the Company to any person or entity, including, but not limited to, on any social media or other web- or cloud-based source Executive either directly or indirectly controls.

8. Notice of Termination. In the event Executive elects to terminate Executive’s employment hereunder, Executive shall provide the Company with the applicable prior written notice of termination (the “Notice Period”). The Company may, in its discretion, waive all or any portion of such Notice Period. The Company may require that, during the Notice Period, or part or parts thereof, Executive does not do any of the following: (i) enter the Company’s premises; (ii) perform any work for the Company; (iii) undertake any work for any third party whether paid or unpaid and whether as an employee or otherwise; (iv) have any contact or communication with any client, customer or supplier of the Company; or (v) have any contact or communication with any employee, officer, director, agent or consultant of the Company. The Company retains the right to terminate Executive’s employment for Cause during the Notice Period.

9. Confidentiality, Non-Solicitation and Non-Competition.

9.1 Representations and Acknowledgements. For purposes of Sections 9-12 and 14 hereof, the term “Company” shall refer to not only the Company, but also, jointly and severally, to any entity, directly or indirectly, through one or more intermediaries, controlled by, in control of, or under common control with, the Company (collectively, “Company Affiliates”). Executive acknowledges and agrees that: (i) among the most valuable and indispensable assets of the Company are its Confidential Information (defined below) and close relationships with its Customers (defined below) and Suppliers (defined below, which includes, without limitation, employees), which the Company has devoted and continues to devote a substantial amount of time, money and other resources to develop; (ii) in connection with Executive’s employment with the Company, Executive will be exposed to and acquire the Company’s Confidential Information and develop, at the Company’s expense and support, special and close relationships with the Company’s Customers and Suppliers; (iii) the Company’s Confidential Information and close Customer and Supplier relationships must be protected; (iv) this Section is a material provision of this Agreement and the Company would not engage Executive hereunder but for the promises and acknowledgements that Executive makes in this Section; (v) to the extent required by law, the covenants in this Agreement contain reasonable limitations as to time, geographical area and scope of activities to be restricted and such covenants do not impose a greater restraint on Executive than is necessary to protect the Company’s Confidential Information, close Customer and Supplier relationships and other legitimate business interests; (vi) Executive’s compliance with such covenants will not inhibit Executive from earning a living or from working in Executive’s chosen profession; and (vii) any breach of such covenants will result in the Company being placed at an unfair competitive disadvantage and cause the Company serious and irreparable harm to its business.

9.2 Confidential Information.

(a) Protection of Confidential Information. During the Employment Period and at all times thereafter, Executive will not, except to the extent necessary to perform Executive’s duties hereunder or as required by law, directly or indirectly, use or disclose to any third person, without the prior written consent of the Company, any Confidential Information (defined below) of the Company. If it is necessary for Executive to use or disclose Confidential Information so as to comply with any law, rule, regulation, court order, subpoena or other governmental mandate or investigation, Executive shall give prompt written notice to the Company of such requirement (to the extent legally permissible), disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. In the event that the Company is bound by a confidentiality agreement or understanding with a customer, vendor, supplier or other party regarding the confidential information of such customer, vendor, supplier or other party, which is more restrictive than specified above in this Section, and of which Executive has notice or is aware, Executive shall adhere to the provisions of such other confidentiality agreement, in addition to those of this Section. Executive shall exercise reasonable care to protect all Confidential Information. Executive will immediately give notice to the Company of any unauthorized use or disclosure of Confidential Information. Executive hereby represents and warrants that it shall assist the Company in remedying any such unauthorized use or disclosure of Confidential Information. For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature regarding the Company, its business or properties that the Company has furnished or furnishes to Executive, whether before or after the date of this Agreement, or is or becomes available to Executive by virtue of Executive’s employment with the Company, whether tangible or intangible, and in whatever form or medium provided, as well as all such information generated by Executive that, in each case, has not been published or disclosed to, and is not otherwise known to, the public. Confidential Information includes, without limitation, customer lists, customer requirements and specifications, designs, financial data, sales figures, costs and pricing figures, marketing and other business plans, product development, marketing concepts, personnel matters (including employee skills and compensation), drawings, specifications, instructions, methods, processes, techniques, computer software or data of any sort developed or compiled by the Company, formulae or any other information relating to the Company’s services, products, sales, technology, research data, software and all other know-how, trade secrets or proprietary information, or any copies, elaborations, modifications and adaptations thereof. For the avoidance of doubt, Executive acknowledges and agrees that Confidential Information protected under this Agreement includes information regarding pay, bonuses, benefits and perquisites offered to or received by employees of the Company, as well as non-public information regarding the unique and special skills of specific employees and how such skills are valuable and integral to the Company’s operations. Notwithstanding the foregoing, Confidential Information shall not include any information (i) that is generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (ii) that is made available to Executive by a third party without that party’s breach of any confidentiality obligation; or (iii) which was developed by Executive outside or independent of Executive’s performance of Executive’s services to or on behalf of the Company.

(b) Protected Disclosures. Executive acknowledges that Executive has been notified in accordance with the federal Defend Trade Secrets Act (18 U.S. Code § 1833(b)(1)) that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive also acknowledges that nothing in this Agreement shall be construed to prohibit Executive from reporting possible violations of law or regulation to any governmental agency or regulatory body or making other disclosures that are protected under any law or regulation, or from filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body. In particular, notwithstanding the terms of this Section or any other provision of this Agreement, Executive is not prohibited from disclosing factual information related to any claim of discrimination to law enforcement, the U.S. Equal Employment Opportunity Commission, the New York State Division of Human Rights, or any local commission on human rights (including the New York City Commission on Human Rights), or an attorney retained by Executive.

9.3 Non-Interference, Non-Competition and Non-Diversion.

(a) No Interference with Customers. Executive agrees that, during the Restricted Period (defined below), regardless of whether, or on what basis, Executive’s employment hereunder is terminated or any claim that Executive may have against the Company under this Agreement or otherwise, Executive shall not, directly or indirectly (defined below), actually or attempt to, (i) solicit, induce, or cause any Customer to terminate, reduce or refrain from renewing or extending its contractual or other business relationship with the Company; (ii) solicit, induce or cause any Customer to become a customer of or enter into any contractual or other relationship with Executive or any other person or entity for Competing Services (as defined below); and/or (iii) offer or provide to any Customer any Competing Services.

(b) No Interference with Employees and Other Suppliers. Executive agrees that, during the Restricted Period, regardless of whether, or on what basis, Executive’s employment hereunder is terminated or any claim that Executive may have against the Company under this Agreement or otherwise, Executive shall not, directly or indirectly, actually or attempt to: (i) solicit, induce, or cause any Supplier of the Company to terminate, reduce or refrain from renewing or extending such person’s or entity’s business or employment relationship with the Company; (ii) solicit, induce or cause any employee of the Company to engage in Competing Services; or (iii) employ or otherwise engage as an employee, independent contractor or consultant (1) any employee of the Company or (2) any person who was employed by the Company within the then prior six-month period.

(c) Non-Competition. During the Restricted Period, regardless of whether, or on what basis, Executive’s employment hereunder is terminated or any claim that Executive may have against the Company under this Agreement or otherwise, Executive shall not, directly or indirectly, actually or attempt to, engage in the business of providing Competing Services within the Territory (as defined below).

(d) Notice to Subsequent Employers. Upon commencing any engagement as a service provider (whether as an employee, independent contractor or otherwise) during the Restricted Period, Executive shall expressly advise each new employer and each other new recipient of Executive’s services of Executive’s continuing obligations to the Company under this Agreement and, in particular, this Section.

(e) Definitions. For the purposes of this Agreement, the following terms shall have the following meanings.

(i) “Competing Services” means products or services that are the same, similar or otherwise in competition with the products and services that the Company is then currently offering (or of which Executive has knowledge, at the time in question, that the Company has plans to offer within twelve (12) months) with which Executive was involved or about which Executive acquired Confidential Information.

(ii) “Customer” means any company or individual: (i) who purchased products or services from the Company whom Executive contacted or served during the Employment Period, for whom Executive supervised contact or service during the Employment Period or about whom Executive acquired Confidential Information; and/or (ii) who was a potential customer of the Company within the one year immediately preceding the Termination Date and (A) about whom Executive acquired Confidential Information or (B) who contacted Executive, whom Executive contacted, or for whom Executive supervised contact regarding the potential purchase of products or services of the Company.

(iii) “directly or indirectly” as it relates to an activity taken by Executive includes any activity taken directly by Executive or indirectly on Executive’s behalf, including any activity taken in conjunction with any other person or entity, and including any activity taken by Executive as an employee, agent, consultant, independent contractor, officer, director, principal, shareholder, equity holder, partner, member, joint venturer, lender, investor or otherwise, except that nothing in this Agreement shall prohibit Executive from being a passive holder, for investment purposes only, of not more than two percent (2%) of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market.

(iv) “Restricted Period” means the Employment Period and for a period of six (6) months thereafter, except that such period shall be extended for any period therein during which Executive was in violation of any provision of this Section.

(v) “Supplier” means any supplier of goods, services, funding, leads or prospects to the Company, including as an employee, independent contractor or in any other capacity.

(vi) “Territory” means any state in which the Company is doing business or in which it is contemplating to do business pursuant to a then current business plan.

10. Intellectual Property.

10.1 The Company’s Proprietary Rights. Executive acknowledges and agrees that all Intellectual Property (defined below) created, made or conceived by Executive (solely or jointly) during Executive’s employment by the Company (regardless of whether such Intellectual Property was created, conceived or produced during Executive’s regular work hours or at any other time) that relates to the actual or anticipated businesses of the Company or results from or is suggested by any work performed by employees or independent contractors for or on behalf of the Company (“Company Intellectual Property”) shall be deemed “work for hire” and shall be and remain the sole and exclusive property of the Company for any and all purposes and uses whatsoever as soon as Executive conceives or develops such Company Intellectual Property, and Executive hereby agrees that its assigns, executors, heirs, administrators or personal representatives shall have no right, title or interest of any kind or nature therein or thereto, or in or to any results and proceeds therefrom. If for any reason such Company Intellectual Property is not deemed to be “work-for-hire,” then Executive hereby irrevocably and unconditionally assigns all rights, title, and interest in such Company Intellectual Property to the Company and agrees that the Company is under no further obligation, monetary or otherwise, to Executive for such assignment. Executive also hereby waives all claims to any moral rights or other special rights (“Moral Rights”), including, without limitation, all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist's rights,” “droit moral” or the like, that Executive may have or may accrue in any Company Intellectual Property. To the extent that any such Moral Rights cannot be assigned under applicable law, Executive hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or on behalf of the Company and waives and agrees not to enforce any and all such rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law. Executive shall promptly disclose in writing to the Company the existence of any and all Company Intellectual Property. As used in this Agreement, “Intellectual Property” shall mean and include any ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, works of authorship, copyrights, copyrightable works, films, audio and video tapes, other audio and visual works of any kind, scripts, sketches, models, formulas, tests, analyses, software, firmware, computer processes, computer and other applications, creations and properties, Confidential Information and any other patents, inventions or works of creative authorship.

10.2 Waiver. In the event that Executive owns or claims any rights to Company Intellectual Property that cannot be assigned to the Company, Executive irrevocably waives all claims and the enforcement of all such rights against the Company, and its respective officers directors, assigns and licensees, and agrees, at the Company’s request and expense, to consent to and join in any action to enforce the Company’s interests in such Company Intellectual Property. As to any rights to Company Intellectual Property that cannot be assigned to the Company or waived by Executive, Executive irrevocably grants to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to license and sublicense, to reproduce, create derivative works, distribute, publicly perform and publicly display by all means now known or later developed, any and all such Company Intellectual Property.

10.3 Cooperation Regarding Intellectual Property. Executive agrees to assist the Company, and to take all reasonable steps, with securing patents, registering copyrights and trademarks, and obtaining any other forms of protection for the Company Intellectual Property in the United States and elsewhere. In particular, at the Company’s expense (except as noted in clause (i) below), Executive shall forthwith upon request of the Company execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (i) to vest in the Company all of Executive’s right, title, and interest in and to such Company Intellectual Property, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances (“Liens”) (and Executive agrees to take such action, at Executive’s expense, as is necessary to remove all such Liens) and (ii), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine. In the event that Executive is unable or unavailable or shall refuse to sign any lawful or necessary documents required in order for the Company to apply for and obtain any copyright or patent with respect to any work performed by Executive in the course of his employment with the Company (including applications or renewals, extensions, divisions or continuations), Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agents and attorneys-in-fact to act for and in Executive’s behalf, and in Executive’s place and stead, to execute and file any such applications or documents and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights and patents with respect to such Company Intellectual Property with the same legal force and effect as if executed or undertaken by Executive.

10.4 No infringement. Executive represents and warrants to the Company that all Intellectual Property Executive delivers to the Company shall be original and shall not infringe upon or violate any patent, copyright or proprietary right of any person or third party.

10.5 License to Prior Invention. If Executive in the course of Executive’s employment with the Company incorporates into a Company product Intellectual Property that Executive has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of Executive’s employment with the Company in which Executive has a property right (each, a “Prior Invention”), Executive hereby grants to the Company a perpetual, nonexclusive, royalty-free, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use and sell such Prior Invention. Executive hereby represents and warrants that all Prior Inventions have been listed by Executive on an exhibit hereto or, if no such list is attached, that there are no Prior Inventions. Executive will not incorporate any Intellectual Property owned by any third party into any Company Intellectual Property without the Company’s prior written permission.

10.6 Severability. To the extent this Agreement is required to be construed in accordance with laws of any state which precludes as a requirement in an employee agreement the assignment of certain classes of inventions made by an employee, this Section will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

11. Non-Disparagement. During and after the Employment Period, Executive shall not make any disparaging statement (verbal, written or otherwise) about the Company or its financial status, business, personnel, directors, officers, consultants, services or business methods. The preceding sentence, however, shall not be interpreted or applied in a manner that would interfere with Executive’s rights, if any, under applicable law. This Section does not apply to (i) truthful statements made in connection with legal proceedings, governmental and regulatory investigations and actions; (ii) any other truthful statement or disclosure required by law; (iii) communications protected by the National Labor Relations Act; or (iv) good faith intra-company statements made in furtherance of Executive’s duties to the Company.

12. Cooperation. During and after the Employment Period, Executive shall assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. Further, if requested, Executive agrees to provide the Company with reasonable assistance, including, without limitation, providing information, in connection with the transition of Executive’s employment duties and responsibilities to others and matters with which Executive was involved during Executive’s employment with the Company. In seeking Executive’s assistance and cooperation under this Section, the Company shall seek not to unreasonably interfere with Executive’s personal and other professional obligations. The Company will reimburse Executive for reasonable expenses Executive incurs in fulfilling Executive’s obligations under this Section. Notwithstanding the foregoing, this Section shall not be applicable to any claim by the Company against Executive or by Executive against the Company.

13. Company Property. Executive agrees that all Confidential Information, trade secrets, drawings, designs, reports, computer programs or data, books, handbooks, manuals, files (electronic or otherwise), computerized storage media, papers, memoranda, letters, notes, photographs, facsimile, software, computers, smart phones and other documents (electronic or otherwise), materials and equipment of any kind that Executive has acquired or will acquire during the course of Executive’s employment with the Company are and remain the property of the Company. Upon termination of employment with the Company, or sooner if requested by the Company, Executive agrees to return all such documents, materials and records to the Company and not to make or take copies of the same without the prior written consent of the Company. With regard to such documents, materials and records in electronic form, Executive shall first provide a copy to Company, and then irretrievably delete such electronic information from her electronic devices and accounts, including but not limited to computers, phones, personal email accounts, cloud storage accounts, and removable storage media. Executive agrees to provide the Company access to Executive’s electronic devices as reasonably requested to verify that the necessary copying and/or deletion is completed. Executive acknowledges and agrees that anything situated in any premises and owned, operated or managed by the Company, including disks and other storage media, filing cabinets, and work areas, is subject to inspection by personnel of the Company at any time with or without notice. Executive acknowledges and agrees that Executive has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, computer, telephone, wire, radio or electromagnetic, photoelectronic or photo-optical systems) and that Executive’s activity and any files or messages on or using any of those systems (including, without limitation, files, electronic mail or transmissions, voice messages, telephone conversations or transmissions or internet access or usage) may be monitored at any and all times without notice by any lawful means. Notwithstanding anything in this Agreement to the contrary, Executive shall be entitled to retain, following Executive’s termination of employment, information showing Executive’s compensation or relating to reimbursement of business expenses incurred by Executive, and copies of this Agreement, any other agreement between Executive and the Company and any Company benefit programs in which Executive participated.

14. Injunctive Relief and Other Remedies. Executive acknowledges that a breach of Sections 9 through 13 of this Agreement will result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary and/or permanent injunction, without the necessity of posting a bond or of proving irreparable harm or injury as a result of such breach or threatened breach of Sections 9 through 13, restraining Executive from engaging in activities prohibited by Sections 9 through 13 and such other relief as may be required specifically to enforce any of the provisions in Sections 9 through 13. Executive further agrees that, if Executive breaches any of the provisions in Sections 9 through 13 of this Agreement, to the extent permitted by law, Executive shall (i) forfeit Executive’s right to receive the balance of any compensation and/or benefits due Executive under this Agreement; (ii) pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any action or transaction constituting a breach of any provision thereof; and (iii) pay over to the Company all costs and expenses incurred by the Company resulting from Executive’s breach (including, without limitation, reasonable attorneys’ fees and expenses in dealing with Executive’s breach or any suits or actions with regard thereto) and for all damages (compensatory, along with punitive) that may be awarded in connection therewith. The provisions of this section shall not limit any other remedies available to the Company as a result of a breach of the provisions of this Agreement or otherwise. Additionally, each of the covenants and restrictions to which Executive is subject under this Agreement, including, shall each be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and restrictions. Moreover, if (notwithstanding the provisions to the contrary in Section 9.3 above) a court determines that any of the restrictive covenants in Section 9.3 above are unenforceable in the event the Company terminates Executive’s employment without cause, for such purpose only, cause shall not be limited to “Cause” as defined in Section 6.3 above, but instead means any termination based on any act or omission of Executive, including, without limitation, Executive’s unsatisfactory work performance, as determined by the Company in its sole and complete discretion.

15. Indemnification and Liability Insurance. The Company shall indemnify Executive to the fullest extent permitted by law, in effect at the time of the subject act or omission, and shall advance to Executive reasonable attorneys' fees and expenses as such fees and expenses are incurred (subject to an undertaking from Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Executive was not entitled to the reimbursement of such fees and expenses), and Executive will be entitled to the protection of any insurance policies that the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by Executive in connection with any action, suit or proceeding brought by a third-party to which Executive may be made a party by reason of Executive’s being or having been a director, officer or employee of the Company or any of its affiliates, or Executive’s serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement), provided that Executive acted within the scope of Executive’s duties as a director, officer or employee of the Company.] The Company covenants to maintain during Executive's employment for the benefit of Executive (in Executive’s capacity as an officer and director of the Company) Directors and Officers Insurance providing benefits to Executive no less favorable, taken as a whole, than the benefits provided to the other similarly situated employees of the Company by the Directors and Officers Insurance maintained by the Company on the date hereof; provided, however, that the Company may elect to terminate Directors and Officers Insurance for all officers and directors, including Executive, if the Company determines in good faith that such insurance is not available or is available only at unreasonable expense.

16. Miscellaneous Provisions.

16.1 IRCA Compliance. This Agreement, and Executive’s employment with the Company, is conditioned on Executive’s establishing Executive’s identity and authorization to work as required by the Immigration Reform and Control Act of 1986 (IRCA).

16.2 Section 409A Compliance. Unless otherwise expressly provided, any payment of compensation by Company to Executive, whether pursuant to this Agreement or otherwise, shall be made no later than the 15th day of the third month (i.e., 2½ months) after the later of the end of the calendar year or the Company’s fiscal year in which Executive’s right to such payment vests (i.e., is not subject to a “substantial risk of forfeiture”) for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). For purposes of this Agreement, termination of employment shall be deemed to occur only upon “separation from service” as such term is defined under Section 409A. Each payment and each installment of any severance payments provided for under this Agreement shall be treated as a separate payment for purposes of application of Section 409A. To the extent any amounts payable by the Company to Executive constitute “nonqualified deferred compensation” (within the meaning of Section 409A) such payments are intended to comply with the requirements of Section 409A, and shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate, offset or assign any such deferred payment, except in compliance with Section 409A. No amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A, including a six (6) month delay of termination payments made to specified employees of a public company, to the extent then applicable. Executive shall have no discretion with respect to the timing of payments except as permitted under Section 409A. Any Section 409A payments which are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in such following calendar year as necessary to comply with Section 409A. All expense reimbursement or in-kind benefits subject to Section 409A provided under this Agreement or, unless otherwise specified in writing, under any Company program or policy, shall be subject to the following rules: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during one calendar year may not affect the benefits provided during any other year; (ii) reimbursements shall be paid no later than the end of the calendar year following the year in which Executive incurs such expenses, and Executive shall take all actions necessary to claim all such reimbursements on a timely basis to permit the Company to make all such reimbursement payments prior to the end of said period, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. Notwithstanding anything herein to the contrary, no amendment may be made to this Agreement if it would cause the Agreement or any payment hereunder not to be in compliance with Code Section 409A.

16.3 Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of Executive, and shall inure to the benefit of and be binding upon the Company, the Company Affiliates and their successors and assigns, but the obligations of Executive are personal services and may not be delegated or assigned. Executive shall not be entitled to assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of Executive’s rights and obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect. This Agreement may be assigned by the Company to a person or entity that is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity. Further, in the event Executive becomes employed by a parent, subsidiary or other affiliate of the Company, this Agreement shall thereupon automatically be assigned to such parent, subsidiary or other affiliate and Executive consents to be bound by the provisions of this Agreement for the benefit of the Company and/or any such parent, subsidiary or other affiliate of the Company without the necessity that this Agreement be re-signed at the time of such transfer.

16.4 Right of Set-Off. To the extent permitted by applicable law, the Company may at any time offset against any amounts owed to Executive hereunder or otherwise due or to become due to Executive, or anyone claiming through or under Executive, any debt or debts due or to become due from Executive to the Company.

16.5 Severability and Blue Penciling. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, if any court determines that any covenant in this Agreement, is unenforceable because the duration, geographic scope or restricted activities thereof are overly broad, then such provision or part thereof shall be modified by reducing the overly broad duration, geographic scope or restricted activities by the minimum amount so as to make the covenant, in its modified form, enforceable.

16.6 Choice of Law and Forum; Jury Waiver. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-law principles, except to the extent that Section 16.7 below is governed by the Federal Arbitration Act. The Parties (i) agree that any dispute between the Parties, including, without limitation, any dispute concerning or arising out of this Agreement or Executive’s employment hereunder (or termination thereof) that is not subject to the arbitration provisions below, shall be litigated exclusively in an appropriate state or federal court in or closest to New York County, New York; (ii) hereby consent, and waive any objection, to the jurisdiction of any such court; (iii) hereby waive the right to a trial by jury and agree that any such litigation shall not be heard by a jury; (iv) agree that service of process in any such litigation may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at Executive’s or the Company’s address; and (v) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of New York.

16.7 Arbitration. Any claim, dispute, or controversy between the Executive and the Company (which, for this purpose, shall include including any of the Company’s partners, affiliated companies, successors, assigns, owners, directors, officers, shareholders, employees, managers, members and agents), including without limitation, those arising out of or relating to this Agreement, Executive’s employment with the Company or the termination thereof shall be submitted to final and binding arbitration pursuant to the Federal Arbitration Act (“FAA”). Notwithstanding the foregoing, the following shall not be subject to mandatory arbitration pursuant to this provision: (i) applications by any Party for temporary or preliminary injunctive relief in aid of arbitration or for the maintenance of the status quo pending arbitration; (ii) claims for workers’ compensation benefits; (iii) claims for unemployment insurance compensation benefits; (iv) to the extent required by law, administrative claims or charges before applicable federal and state administrative agencies (such as the Equal Employment Opportunity Commission or comparable state agency, and any unfair labor charge which is to be brought under the NLRA); and (v) claims that may not be subject to pre-dispute mandatory arbitration agreements. Further, notwithstanding anything herein to the contrary, to the extent permitted by applicable law and applicable JAMS rules and standards without invalidating this arbitration provision, the Company shall be entitled to seek injunctive, provisional and/or equitable relief in a court proceeding as a result of Executive’s alleged violation of any restrictive covenant obligations and any such proceeding shall be governed by Section 16.6 above. To the maximum extent permitted by applicable law, the Parties agree that any claim each brings may not be initiated, maintained, heard or determined on a class action, collective action, or representative action basis either in court or in arbitration, and that each is not entitled to serve or participate as a class, collective or representative action member or representative or to receive any recovery from a class, collective or representative action involving a claim against the other Party either in court or in arbitration. Any claim brought by one Party may not be joined or consolidated with any other claim that does not involve precisely the same parties. If a Party is included within any class action, collective action, or representative action in court or in arbitration involving a claim against the other Party, such Party will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. The arbitration process shall be confidential and private and administered by JAMS pursuant to its Employment Arbitration Rules & Procedures in effect at the time the dispute is submitted (the “Arbitration Rules”), which can be found at http://www.jamsadr.com, a copy of which will be provided to Executive upon Executive’s request. Claims must be submitted to JAMS for arbitration in accordance with the Arbitration Rules for commencing an arbitration, and within the applicable statute of limitations. The arbitration shall be conducted on a strictly confidential basis, and Executive shall not disclose the existence or nature of any claim or defense; any documents, correspondence, pleadings, briefing, exhibits, arguments, testimony, evidence, or information exchanged or presented in connection with any claim or defense; or any rulings, decisions, or results of any claim or defense (collectively, “Arbitration Materials”) to any third party, with the sole exception of Executive’s legal counsel, whom Executive shall ensure complies with these confidentiality terms, and the arbitrator. The Parties may file and the arbitrator shall hear and decide at any point in the proceedings any motion permitted by the Federal Rules of Civil Procedure. The arbitration proceedings will be held before a single, neutral arbitrator in New York, New York. The fees of the arbitrator and all other costs that are unique to the arbitration process shall be paid by the Company to the extent required by law and applicable JAMS rules and standards that may not be waived. Otherwise, each party shall be solely responsible for paying his/her/its own costs for the arbitration, including, but not limited to attorneys’ fees. The arbitrator shall have the authority to award any damages or relief authorized by law. The award of the arbitrator shall be in writing and shall contain the arbitrator’s factual findings, legal conclusions and reasons for the award. The award may be entered as a judgment in any court with jurisdiction over either Executive or the Company. Either Party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement, to enforce an arbitration award and to vacate an arbitration award. However, in actions seeking to vacate an award, the standard of review to be applied by said court to the arbitrator’s findings of fact and conclusions of law will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their reasonable best efforts to file any court proceeding permitted herein and all Confidential Information (and all documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. To the extent any of the terms, conditions or requirements of this Agreement conflict with the Arbitration Rules, the terms, conditions or requirements of this Agreement shall govern. Notwithstanding any provision of the Arbitration Rules to the contrary, any issue concerning the validity or enforceability of any of the class action, collective action, and representative action waivers contained in this Agreement (“Waivers”) shall be governed by and determined under and in accordance with the FAA and shall be decided by a court of competent jurisdiction pursuant to Section 16.6. Any issue concerning arbitrability of a particular issue or claim pursuant to this Agreement (except for issues concerning the validity or enforceability of any of the Waivers) must be resolved by the arbitrator, not the court.

16.8 Notices. Any notice or other communication under this Agreement shall be in writing and shall be delivered by hand, email, facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid to the address set forth below. Any notice so addressed shall be deemed to be given: if delivered by hand or email, on the date of such delivery; if by facsimile, on the date of such delivery if receipt on such day is confirmed and, if not so confirmed, on the next business day; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(a) If to Executive, to Executive’s address on the books and records of the Company.

(b) If to the Company, to ____________, or at such other mailing address, email address or facsimile number as it may have furnished in writing to Executive.

16.9 Survival of Terms. All provisions of this Agreement that, either expressly or impliedly, contain obligations that extend beyond termination of Executive’s employment hereunder, shall survive the termination of this Agreement and of Executive’s employment hereunder for any reason.

16.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. The Parties acknowledge that both of them have participated in drafting this Agreement; therefore, any general rule of construction that any ambiguity shall be construed against the drafter shall not apply to this Agreement. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

16.11 Further Assurances. The Parties will execute and deliver such further documents and instruments and will take all other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

16.12 Voluntary and Knowing Execution of Agreement; Entire Agreement. Executive acknowledges that (i) Executive has had the opportunity to consult an attorney regarding the terms and conditions of this Agreement before executing it, (ii) Executive fully understands the terms of this Agreement including, without limitation, the significance and consequences of the post-employment restrictive covenants, and (iii) Executive is executing this Agreement voluntarily, knowingly and willingly and without duress. This Agreement constitutes the entire understanding and agreement of the Parties concerning the subject matter hereof, and it supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements regarding such subject matter. Each Party acknowledges and agrees that such Party is not relying on, and may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

16.13 Waivers and Amendments. This Agreement may be altered, amended, modified, superseded or cancelled, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party alleged to have waived compliance. Any such signature of the Company must be by an authorized signatory for the Company. No delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

16.14 Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

/s/ JOLIENNE HALISKY
JOLIENNE HALISKY

AIB DATA CENTERS INC.

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	CEO

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